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                                                                      EXHIBIT 21


                       SIGNIFICANT SUBSIDIARIES OF DANIEL


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
NAME OF SUBSIDIARY*                                                          JURISDICTION OF INCORPORATION
-------------------                                                          -----------------------------

Daniel Measurement and Control, Inc.                                                              Delaware
         Daniel Flow Products Ltd.                                                                  Canada

Daniel Industries Foreign Sales Corporation                                                 Virgin Islands

Daniel Valve Company                                                                              Delaware
         Oilfield Fabricating & Machine, Inc.                                                        Texas

Bettis Corporation                                                                                Delaware
         Bettis Holdings, Ltd.                                                              United Kingdom
              Bettis UK Ltd.                                                                United Kingdom
              Prime Actuator Control Systems UK Ltd.                                        United Kingdom
         Bettis Canada Ltd.                                                                         Canada
         Bettis GmbH                                                                               Germany
         Bettis France SARL                                                                         France
         Dantorque A/S                                                                             Denmark
         Shafer Valve Company                                                                         Ohio
         Bettis Electric Actuator Corporation                                                     Delaware
         Bettis Foreign Sales Corp.                                                               Barbados
         Bettis Controls Pvt. Ltd. (50%)                                                             India

Daniel International Ltd.                                                                   United Kingdom
         Daniel Europe Ltd.                                                                 United Kingdom
              Spectra-Tek International Ltd.                                                United Kingdom
                   Daniel Asia Pacific Ltd.                                                      Singapore
              Spectra-Tek Holdings Ltd.                                                     United Kingdom
                   Advanced Spectra-Tek Private Ltd. (40%)                                           India
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*Ownership at 100% unless otherwise specified.